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                                                                     EXHIBIT 5.2

                   [ARTHUR ROBINSON & HEDDERWICKS LETTERHEAD]

21 November, 1997

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400


Ladies & Gentlemen:

FORM S-3 REGISTRATION STATEMENT

We have acted as counsel to Apache Corporation (the Company) in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-39973, 333-39973-01) (the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act), relating to the issuance of an aggregate of up to $300,000,000 of debt securities (the Debt Securities) of Apache Finance Pty Ltd, a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (the Issuer) pursuant to an indenture in the form filed as Exhibit 4.1 to the Registration Statement (the Indenture) among the Chase Manhattan Bank, as Trustee, the Company and the Issuer. Debt Securities issued by the Issuer will be guaranteed by the Company pursuant to a guarantee provided for under the Indenture (the Guarantee).

We have examined the Registration Statement covering the Debt Securities which is filed with the Securities and Exchange Commission, the corporate proceedings with respect to the offering of the Debt Securities and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein.

For purposes of giving this opinion, we have assumed the following:

(a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

(b) such documents are within the capacity and powers of, and have been validly authorised, executed and delivered by and are binding on, the parties to them other than the Issuer;

(c) insofar as any obligation under any document is to be performed in any jurisdiction other than the Commonwealth of Australia, its performance will not be illegal or unenforceable under the law of that jurisdiction;
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(d)      each such document constitutes or will on execution constitute legal, valid and binding obligations of the parties under the laws of the State of New York enforceable in competent courts of that jurisdiction;

(e) formalities for execution by each party other than the Issuer required by the law of execution of the relevant document have been or will be complied with.

Based upon the foregoing and subject to the limitations set forth below, it is our opinion that, under current law, the Issuer has the corporate power and authority to issue the Debt Securities; and the Debt Securities have been duly authorised by the Issuer.

Our opinion herein is limited solely to the laws applying in the Commonwealth of Australia and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion herein is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganisation or similar law affecting creditors' rights or debtors' obligations generally and to general equity principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the legality and binding nature of obligation or agreements generally.

Our opinion herein is rendered solely for your benefit in connection with the transaction contemplated herein. Our opinion herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except that Z.S. Kobiashvili, Vice President and General Counsel of the Company, may rely on this letter and the opinion expressed herein as if he were named as an addressee of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully


/s/ Arthur Robinson & Hedderwicks